UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  August 19, 2010
(Date of earliest event reported)

VASOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18105	11-2871434
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

180 Linden Avenue, Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (516) 997-4600

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Effective August 19, 2010, Peter C. Castle was appointed to the Board of Directors of the Company.  Mr. Castle, an independent director under current SEC rules and regulations, was also appointed to serve as Chairman of the Audit Committee of the Board of Directors.

    Mr. Castle (42 years old) is currently the President and Chief Operating Officer of NetWolves Corporation, where he has been employed since 1998.  Mr. Castle also held the position of Chief Financial Officer from 2001 until October 2009, Vice President of Finance since January 2000, Controller from August 1998 until December 1999 and Treasurer and Secretary from August 1999.  NetWolves is a global telecommunications and Internet managed services provider offering single-source network solutions that provides multi-carrier and multi-vendor implementation to over 1,000 customers worldwide.

    From April 1996 through July 1998, Mr. Castle was the Southeast Regional Finance Manager for Magellan Health Service, Inc., a $1.6 billion managed behavioral care company.  Prior thereto from January 1994 through March 1996, Mr. Castle was the Controller for Physician’s Care Network of NY, Inc., a start up HMO which upon receiving its Certificate of Authority was sold to Blue Cross of PA.   Mr. Castle served in the US Army on active duty from 1986 to 1988 and in the National Guard for an additional 10 years where he achieved the rank of 1st Lieutenant.  Mr. Castle earned his BS Degree in management and accounting in 1993.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2010	VASOMEDICAL, INC. By: /s/ Jun Ma Jun Ma President and Chief Executive Officer